Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Gulf Power Company of our reports dated February 28, 2001 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and to the use of our name in the "Experts" section.

/s/Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
April 30, 2001